Exhibit 10.35

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 10th day of February, 2010, by and between Silicon Valley Bank (“Bank”) and OTIX Global, Inc., a Delaware corporation, and HEARINGLife USA, Inc., a Delaware corporation (collectively “Borrower”) whose address is 4246 S. Riverboat Road, Suite 300, Salt Lake City, UT 84123 .

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement with an Effective Date of August 11, 2009, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to modify the Maximum Losses covenant and make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 OTIX Global, Inc. All references to Otix Global, Inc. in the Loan Agreement or any of the other Loan Documents are hereby amended and replaced with OTIX Global, Inc.

2.2 Section 6.7(b) (Maximum Losses). Section 6.7(b) is amended by deleting the existing provision and replacing it with the following:

“(b) Maximum Losses. Not suffer any EBITDA loss in excess of $3,000,000.00 on a cumulative basis for all quarterly or monthly periods, as applicable, in calendar year 2009, and beginning in 2010, this covenant shall be calculated based on a rolling twelve-month period.”

Page 1 – First Amendment to Amended and Restated Loan and Security Agreement

2.3 Section 10 (Notices). Borrower’s address in Section 10 is amended as follows:

“OTIX Global, Inc.

4246 S. Riverboat Road, Suite 300

Salt Lake City, UT 84123

Attn: VP and CFO

Fax: 801.312.1702”

2.4 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 are amended by deleting the existing definition and replacing it with the following:

““EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense, amortization, stock option expense, the impairment charge incurred in the first quarter of 2009 in the amount of not more than $14,658,000.00, the impairment charge incurred in the third quarter of 2009 of not more than $138,000.00 and the impairment charge incurred in the fourth quarter of 2009 of not more than $16,000,000.00, plus (d) income tax expense.”

2.5 Compliance Certificate. The Compliance Certificate attached as Exhibit D to the Loan Agreement is amended by deleting the existing Compliance Certificate and replacing it with the Compliance Certificate attached to this Amendment as Exhibit D.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 , above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

Page 2 – First Amendment to Amended and Restated Loan and Security Agreement

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of a fully earned, nonrefundable loan fee in the sum of $5,000 and Bank's out-of-pocket expenses.

Page 3 – First Amendment to Amended and Restated Loan and Security Agreement

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		OTIX Global, Inc.

By:	/s/ Silicon Valley Bank	By:	/s/ OTIX Global, Inc.
Name:		Name:
Title:		Title:

HEARINGLife USA, Inc.

		By:	/s/ HEARINGLife USA, Inc.
Name:
Title:

Page 4 – First Amendment to Amended and Restated Loan and Security Agreement

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	OTIX GLOBAL, INC. AND HEARINGLIFE USA, INC.

The undersigned authorized officer of OTIX Global, Inc. and HEARINGLife USA, Inc. (collectively “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with	Quarterly within 30 days*	Yes No
Compliance Certificate*
10-Q, 10-K and 8-K + CC (with 10-Q and 10-K)	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R and A/P Agings	Monthly within 20 days**	Yes No
and Inventory reports

*	If the Credit Extensions at any time exceed the sum of permitted Non-Formula Advances plus seventy percent (70%) of Eligible Accounts, then Borrower shall thereafter provide monthly financial statements within 30 days after the end of each month

**	Only if Advances (including any Credit Extensions pursuant to the provisions of Sections 2.1.2, 2.1.3, 2.1.4 and 2.1.5) exceed permitted Non-Formula Advances or have exceeded permitted Non-Formula Advances or an Event of Default has occurred

Financial Covenant	Required	Actual		Complies
Maintain on a Quarterly Basis:***
Minimum Adjusted Quick Ratio	.75:1.0		:1.0	Yes No
Maximum EBITDA Loss****	$3,000,000	$		Yes No

***	If the Credit Extensions at any time exceed the sum of permitted Non-Formula Advances plus seventy percent (70%) of Eligible Accounts, then Borrower shall thereafter maintain each covenant as of the last day of each month

****	This covenant shall be calculated on a cumulative basis for calendar year 2009, and beginning January 1, 2010, this covenant shall be calculated on a rolling twelve-month basis

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The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

OTIX Global, Inc.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

HEARINGLife USA, Inc.	Verified:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Adjusted Quick Ratio (Section 6.7(a))

Required:	0.75:1.00

Actual:

A.	Aggregate value of unrestricted cash or Cash Equivalents of Borrower with maturities of fewer than 18 months	$

B.	Aggregate value of the net billed accounts receivable of Borrower	$

C.	Quick Assets (the sum of lines A and B)	$

D.	Aggregate value of Obligations to Bank that matures within one (1) year	$

E.	Aggregate value of other liabilities of Borrower (including all Indebtedness) that matures within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$

F.	Current Liabilities (the sum of lines D and E)	$

G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

H.	Line F minus Line G	$

I.	Adjusted Quick Ratio (line C divided by line H)	________

Is line I equal to or greater than 0.75:1:00?

No, not in compliance	Yes, in compliance

II.	Maximum Losses (Section 6.7(b))

Required:                    ($3,000,000)

A.	Cumulative Net Income of Borrower and its Subsidiaries to date for calendar year 2009. Beginning January 1, 2010, the Net Income of Borrower and its Subsidiaries for the twelve (12) month period up and including the most recent quarter; however, if the Maximum Losses Covenant is reported monthly, then for the twelve (12) month period up to and including the most recent month	$

B.	(a) To the extent included in the determination of Net Income of Borrower and its Subsidiaries to date for calendar year 2009, or (b) to the extent included in the determination of Net Income of Borrower and its Subsidiaries, beginning January 1, 2010, for the twelve (12) month period up and including the most recent quarter or, if the Maximum Losses Covenant is reported monthly, then for the twelve (12) month period up to and including the most recent month:

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	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest expense	$

	5. Stock option expense	$

	6. The impairment charge incurred in the first quarter of 2009 of not more than $14,658,000.00	$

	7. The impairment charge incurred in the third quarter of 2009 of not more than $138,000.00	$

	8. The impairment charge incurred in the fourth quarter of 2009 of not more than $16,000,000.00	$

	9. All non-cash income	$

	10. The sum of lines 1 through 8 minus line 9	$

C.	EBITDA (line A plus line B.9)	________

Is the loss in line C greater than ($3,000,000)?

Yes, not in compliance	No, in compliance

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